UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2009

ADVANCED TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-137863	68-0635064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 A Achimeir Street Ramat Gan, Israel	52587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-972-3-751-3707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a letter dated May 4, 2009, which Advanced Technology Acquisition Corp. (the “Company”) received on May 11, 2009, NYSE Amex LLC (the “Exchange”) notified the Company that it accepted the plan of compliance previously submitted by the Company and granted the Company an extension until August 11, 2009 to regain compliance with the continued listing standards.  As previously reported on a Current Report on Form 8-K dated February 10, 2009, the Company received a notice from the Exchange indicating that the Company was not in compliance with Section 704 of the NYSE Amex Company Guide, because it did not hold an annual meeting of its stockholders during 2008.

Pursuant to the February 10, 2009 letter, the Company had been afforded the opportunity to submit a plan of compliance to the Exchange and on or about March 10, 2009 presented its plan to the Exchange.  The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Amex LLC.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
99.1	Press Release dated May 12, 2009, issued by Advanced Technology Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED TECHNOLOGY ACQUISITION CORP.

Dated: May 12, 2009	By:	/s/ Ido Bahbut
Name: Ido Bahbut
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 12, 2009, issued by Advanced Technology Acquisition Corp.